As filed with the Securities and Exchange Commission on, May 11, 2011
Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAMTEK LTD.
(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

Industrial Zone
P.O. Box 544
Migdal Ha’Emek 23150, Israel
(972) 4-604-8100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Camtek Ltd. 2003 Share Option Plan
Camtek Ltd. 2003 Share Option Plan - Sub-Plan for Grantees Subject to United States Taxation
Camtek Ltd. 2003 Share Option Plan - Sub-Plan for Grantees Subject to Israeli Taxation
 (Full title of the Plans)

Camtek USA, Inc.
2000 Wyatt Dr.,
Santa Clara, CA 95054
(Name and address of agent for service)

(408) 986-9640
 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Richard H. Gilden Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Tel: 212-715-9486 Fax: 212-715-8085	Shelly Blatt Zak, Adv. Shibolet & Co. Museum Tower, 4 Berkowitz Street, Tel-Aviv 64238, Israel Tel: + 972-3-777-8333

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Ordinary Shares, NIS 0.01 par value	600,000 shares	$3.28(*)	$1,968,000(*)	$228.48(*)

(1) 600,000 Ordinary Shares to be registered under the Camtek Ltd. 2003 Share Option Plan and its sub-plans.

(2) This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the Registrant’s  2003 Share Option Plan, by reason of any share dividend, stock split, recapitalization or other similar transaction effected  without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s Ordinary Shares.

(3) Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the filing fee on the basis of $3.28 per share, which represents the average of the high and low prices of the Ordinary Shares as reported on  the NASDAQ Global Market on May 9, 2011, which is within five (5) business days prior to the date of this Registration Statement.

EXPLANATORY NOTE

On February 26, 2004, Camtek Ltd. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-113139) relating to 998,800 ordinary shares to be offered and sold under the Registrant’s 2003 Share Option Plan, 2003 Share Option Plan - Sub-Plan for Grantees Subject to United States Taxation, and 2003 Share Option Plan - Sub-Plan for Grantees Subject to Israeli Taxation (the “Plans”).

The contents of such prior Registration Statement is incorporated herein by reference into this Registration Statement.

This Registration Statement relates to an additional 600,000 ordinary shares to be offered and sold under the Plans.

PART II

Information Required in the Registration Statement

Item 8.	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
5.0	Opinion of Shibolet & Co.
23.1	Consent of Shibolet & Co. (contained in their opinion constituting Exhibit 5.0).
23.2	Consent of Somekh Chaikin, Independent Registered Public Accounting Firm, a member firm of KPMG International.
24.1	Power of Attorney (included in signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Migdal Ha’Emek, Israel on this 11 day of May, 2011.

CAMTEK LTD.

By:	/s/ Roy Porat
Roy Porat
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below, does hereby constitute and appoint Roy Porat and Mira Rosenzweig and each of them acting alone, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them acting alone, determine may be necessary or advisable or required to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that any or all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned have executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roy Porat
Roy Porat	Chief Executive Officer (Principal Executive Officer)	May 11, 2011

/s/ Rafi Amit
Rafi Amit	Active Chairman of the Board of Directors	May 11, 2011

/s/ Mira Rosenzweig
Mira Rosenzweig	Vice President and Chief Financial Officer (Principal Accounting Officer)	May 11, 2011

/s/ Yotam Stern
Yotam Stern	Executive Vice President, Business & Strategy and Director	May 11, 2011

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Signature	Title	Date
/s/ Gabriela Heller
Gabriela Heller	Director	May 11, 2011

/s/ Rafi Koriat
Rafi Koriat	Director	May 11, 2011

/s/ Eran Bendoly
Eran Bendoly	Director	May 11, 2011

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Camtek USA, Inc. 2000 Wyatt Dr., Santa Clara, CA 95054 /s/ Roy Porat
Roy Porat	Director	May 11, 2011

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